Exhibit 99.1

OSI SYSTEMS REPORTS FISCAL 2025 SECOND QUARTER

FINANCIAL RESULTS

●	Record Q2 Revenues of $420 Million (12% Growth Year-Over-Year)

●	Record Q2 Earnings Per Diluted Share

o	GAAP EPS of $2.22

o	Non-GAAP EPS of $2.42

●	Q2 Book-to-Bill Ratio of 1.2

●	Company Increases FY 2025 Revenue and Non-GAAP Diluted EPS Guidance

HAWTHORNE, Calif. — (BUSINESS WIRE) — January 23, 2025 — OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced its financial results for the three and six months ended December 31, 2024.

Ajay Mehra, OSI Systems’ President and Chief Executive Officer, stated “We are pleased to report a record-breaking second quarter for revenues and earnings, led by continued strong execution in the Security division and solid performance in the Optoelectronics and Manufacturing division. Given our robust backlog and high visibility into our opportunity pipeline, we anticipate a strong second half of fiscal 2025.”

For Q2 FY25, the Company reported revenues of $419.8 million, a 12% increase over the $373.2 million reported for the same quarter of the prior year. Net income for Q2 FY25 was $37.8 million, or $2.22 per diluted share, compared to net income of $36.6 million, or $2.11 per diluted share, for the same quarter of the prior fiscal year. Non-GAAP net income for Q2 FY25 was $41.2 million, or $2.42 per diluted share, compared to non-GAAP net income for the same quarter of the prior year of $38.3 million, or $2.21 per diluted share.

For the six months ended December 31, 2024, revenues were $763.8 million, compared to $652.4 million in the same period a year ago. Net income for the six months ended December 31, 2024 was $55.8 million, or $3.27 per diluted share, compared to $49.4 million, or $2.87 per diluted share, for the same prior-year period. Non-GAAP net income for the six months ended December 31, 2024 was $62.5 million, or $3.67 per diluted share, compared to non-GAAP net income of $53.8 million, or $3.12 per diluted share, for the same prior-year period.

The Company's book-to-bill ratio was 1.2 for the second quarter of fiscal 2025. As of December 31, 2024, the Company's backlog was over $1.8 billion. For Q2 FY25, the Company generated cash from operations of $52.5 million, a significant improvement from cash used in operations of $23.5 million for the same quarter of the prior year. Capital expenditures were $5.5 million and $3.5 million for Q2 FY25 and Q2 FY24, respectively.

Mr. Mehra commented, “The results from our Security division highlight our substantial achievements, where revenues increased 16% year-over-year leading to operating income growth, despite facing a challenging comparison with the previous year's quarter. This performance was driven by the growing demand for our products and services across multiple regions. The adjusted operating margin for the division was 19.9% in the fiscal 2025 second quarter representing the second strongest adjusted operation margin in our history. Bookings were strong and despite the sizable conversion of backlog to revenue in the quarter, the Security division quarter-ended backlog increased to a record high. This gives us significant confidence that the positive momentum in the Security division will continue.”

Mr. Mehra continued, “Our Optoelectronics and Manufacturing division again delivered solid financial results in the fiscal 2025 second quarter with year-over-year growth in revenues and operating income. This division continues to benefit from our vertically-integrated global manufacturing footprint and is well-positioned to take advantage of future growth opportunities.”

Mr. Mehra concluded, “We are encouraged by the Q2 sales growth and bookings momentum in our Healthcare division and continue to focus on new product development, principally in our patient monitoring portfolio.”

Fiscal Year 2025 Outlook

	Current Updated Guidance	Previous Guidance

Revenues	$1.685 billion - $1.710 billion	$1.670 billion - $1.695 billion
Growth Rate	9.5% - 11.1%	8.5% - 10.2%

Non-GAAP Diluted Earnings Per Share	$9.10 - $9.40	$9.00 - $9.30
Growth Rate	11.9% - 15.6%	10.7% - 14.4%

The Company is increasing its fiscal 2025 revenues and non-GAAP diluted earnings per share guidance, as reflected above. Actual revenues and adjusted diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2025 adjusted diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP adjusted diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP adjusted diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the most directly comparable GAAP financial measure, being materially different from projected non-GAAP adjusted diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for all fiscal periods is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions, and their associated tax effects, and the impact of discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, revenue generated from such intangibles is included within revenue in determining non-GAAP financial performance of the Company. Management believes that the non-GAAP financial measures presented in this earnings release provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP financial information to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its financial results for the periods presented in this earnings release. To listen, please visit the Investor Relations section of the OSI Systems website at http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until February 7, 2025. The replay can be accessed through the Company’s website at www.osi-systems.com.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems and its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, and operational performance in fiscal 2025 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; the impact of potential information technology, cybersecurity or data security breaches; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; the impact of the Russia-Ukraine conflict or conflicts in the Middle East, including the potential for broad economic disruption; global economic uncertainty; material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; unfavorable interest rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the current fiscal year; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent required to do so under federal securities laws.

For Additional Information, Contact:

OSI Systems, Inc.

Ajay Vashishat

Vice President, Business Development

Tel: (310) 349-2237

avashishat@osi-systems.com

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2024	2023	2024
Revenues:
Products	$290,179	$333,671	$489,888	$589,479
Services	83,056	86,149	162,557	174,348
Total net revenues	373,235	419,820	652,445	763,827
Cost of goods sold:
Products	187,385	224,087	324,368	394,509
Services	44,549	48,582	88,031	100,665
Total cost of goods sold	231,934	272,669	412,399	495,174
Gross profit	141,301	147,151	240,046	268,653
Operating expenses:
Selling, general and administrative	71,604	70,722	131,402	142,945
Research and development	16,350	18,257	32,272	36,030
Restructuring and other charges, net	1,026	215	1,492	1,393
Total operating expenses	88,980	89,194	165,166	180,368
Income from operations	52,321	57,957	74,880	88,285
Interest and other expense, net	(6,534)	(8,619)	(12,282)	(15,978)
Income before income taxes	45,787	49,338	62,598	72,307
Provision for income taxes	(9,234)	(11,519)	(13,166)	(16,552)

Net income	$36,553	$37,819	$49,432	$55,755

Diluted earnings per share	$2.11	$2.22	$2.87	$3.27
Weighted average shares outstanding – diluted	17,302	17,040	17,238	17,048

UNAUDITED Segment Information

(in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2024	2023	2024
Revenues – by Segment:
Security division	$249,975	$289,987	$414,604	$514,301
Optoelectronics and Manufacturing division, including intersegment revenues	98,097	100,743	194,225	198,538
Healthcare division	41,850	44,854	79,637	81,956
Intersegment eliminations	(16,687)	(15,764)	(36,021)	(30,968)
Total	$373,235	$419,820	$652,445	$763,827

Operating income (loss) – by Segment:
Security division	$51,856	$54,053	$72,465	$82,909
Optoelectronics and Manufacturing division	11,621	12,282	23,058	22,891
Healthcare division	429	1,722	593	2,522
Corporate	(11,183)	(9,670)	(21,099)	(19,180)
Intersegment eliminations	(402)	(430)	(137)	(857)
Total	$52,321	$57,957	$74,880	$88,285

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2024	December 31, 2024
Assets

Cash and cash equivalents	$95,353	$101,633
Accounts receivable, net	648,155	703,933
Inventories	397,939	441,795
Prepaid expenses and other current assets	74,077	77,208
Total current assets	1,215,524	1,324,569
Property and equipment, net	113,967	124,023
Goodwill	351,480	382,166
Intangible assets, net	139,529	181,954
Other non-current assets	115,508	118,202
Total Assets	$1,936,008	$2,130,914

Liabilities and Stockholders' Equity

Bank lines of credit	$384,000	$236,000
Current portion of long-term debt	8,167	8,200
Accounts payable and accrued expenses	248,427	261,960
Other current liabilities	174,043	197,558
Total current liabilities	814,637	703,718
Long-term debt	129,383	466,560
Other long-term liabilities	128,505	134,806
Total liabilities	1,072,525	1,305,084
Total stockholders’ equity	863,483	825,830
Total Liabilities and Stockholders’ Equity	$1,936,008	$2,130,914

Reconciliation of GAAP to Non-GAAP
NET INCOME AND DILUTED EARNINGS PER SHARE
(in thousands, except earnings per share data)

	Three Months Ended December 31,				Six Months Ended December 31,
	2023		2024		2023		2024
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$36,553	$2.11	$37,819	$2.22	$49,432	$2.87	$55,755	$3.27
Restructuring and other charges, net	1,026	0.06	215	0.01	1,492	0.09	1,393	0.09
Amortization of acquired intangible assets	4,680	0.27	4,698	0.28	8,387	0.48	8,565	0.50
Tax benefit of above adjustments	(1,465)	(0.08)	(1,179)	(0.07)	(2,544)	(0.15)	(2,390)	(0.14)
Discrete tax benefit	(2,540)	(0.15)	(320)	(0.02)	(2,953)	(0.17)	(802)	(0.05)
Non-GAAP basis	$38,254	$2.21	$41,233	$2.42	$53,814	$3.12	$62,521	$3.67

RECONCILIATION OF GAAP TO NON-GAAP

OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT

(in thousands, except percentages)

Three Months Ended December 31, 2023
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$51,856	20.7%	$11,621	11.8%	$429	1.0%	$(11,585)	$52,321	14.0%
Restructuring and other charges, net	164	0.1%	525	0.5%	-	-	337	1,026	0.3%
Amortization of acquired intangible assets	3,339	1.3%	1,039	1.1%	302	0.7%	-	4,680	1.2%
Non-GAAP basis– operating income (loss)	$55,359	22.1%	$13,185	13.4%	$731	1.7%	$(11,248)	$58,027	15.5%

Three Months Ended December 31, 2024
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$54,053	18.6%	$12,282	12.2%	$1,722	3.8%	$(10,100)	$57,957	13.8%
Restructuring and other charges, net	-	-	-	-	-	-	215	215	0.1%
Amortization of acquired intangible assets	3,722	1.3%	590	0.6%	386	0.9%	-	4,698	1.1%
Non-GAAP basis– operating income (loss)	$57,775	19.9%	$12,872	12.8%	$2,108	4.7%	$(9,885)	$62,870	15.0%

Six Months Ended December 31, 2023
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$72,465	17.5%	$23,058	11.9%	$593	0.7%	$(21,236)	$74,880	11.5%
Restructuring and other charges, net	436	0.1%	576	0.3%	-	0.0%	480	1,492	0.2%
Amortization of acquired intangible assets	5,966	1.4%	1,818	0.9%	603	0.8%	-	8,387	1.3%
Non-GAAP basis– operating income (loss)	$78,867	19.0%	$25,452	13.1%	$1,196	1.5%	$(20,756)	$84,759	13.0%

Six Months Ended December 31, 2024
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$82,909	16.1%	$22,891	11.5%	$2,522	3.1%	$(20,037)	$88,285	11.6%
Restructuring and other charges, net	479	0.1%	547	0.3%	152	0.2%	215	1,393	0.2%
Amortization of acquired intangible assets	6,708	1.3%	1,170	0.6%	687	0.8%	-	8,565	1.1%
Non-GAAP basis– operating income (loss)	$90,096	17.5%	$24,608	12.4%	$3,361	4.1%	$(19,822)	$98,243	12.9%